UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2017

LA JOLLA PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

California	1-36282	33-0361285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10182 Telesis Court, 6th Floor, San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 207-4264

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 22, 2017, La Jolla Pharmaceutical Company (“we,” “La Jolla” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Cowen and Company, LLC, as representatives of the several underwriters (the “Underwriters”), pursuant to which we agreed to issue and sell an aggregate of 3,731,344 shares of our common stock (the “Shares”) to the Underwriters (the “Offering”). The Shares were sold at a public offering price of $33.50 per Share, and were purchased by the Underwriters from us at a price of $31.49 per Share. Under the terms of the Underwriting Agreement, we granted the Underwriters an option for 30 days from the date of the Underwriting Agreement to purchase up to an additional 559,700 shares of our common stock (the “Optional Shares”).

We estimate that the net proceeds we will receive from the Offering, not including the proceeds from the sale of any of the Optional Shares that may be purchased by the Underwriters following the exercise of their option, will be approximately $117,250,023, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by us, and without regard to any reimbursement of certain offering-related expenses by the Underwriters.

The Offering was made pursuant to La Jolla’s shelf registration statement (File No. 333-214721), including a base prospectus, which was declared effective by the United States Securities and Exchange Commission (the “SEC”) on December 8, 2016. The specific terms of the offering are described in a prospectus supplement to be filed with the SEC in connection with the offering.

The Offering is expected to close on March 28, 2017, subject to the satisfaction of customary closing conditions. In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated March 22, 2017, among La Jolla Pharmaceutical Company and J.P. Morgan Securities LLC and Cowen and Company, LLC, as representatives of the several underwriters named therein

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher (contained in Exhibit 5.1)

*    *    *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA JOLLA PHARMACEUTICAL COMPANY

Date: March 23, 2017	By:	/s/ George F. Tidmarsh
	Name:	George F. Tidmarsh, M.D., Ph.D.
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 22, 2017, among La Jolla Pharmaceutical Company and J.P. Morgan Securities LLC and Cowen and Company, LLC, as representatives of the several underwriters named therein

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher (contained in Exhibit 5.1)

4